Exhibit 32.1
Certifications Pursuant to 18 U.S.C. Section 1350 As Adopted Pursuant to Section 906 of the Sarbanes - Oxley Act of 2002
    I, Ian Bickley, the Chief Executive Officer & Executive Chairman of Vera Bradley, Inc., certify that (i) the annual report on Form 10-K for the fiscal year ended January 31, 2026 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and (ii) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Vera Bradley, Inc. as of the dates and for the periods set forth therein.

/s/ Ian Bickley
Ian Bickley
Chief Executive Officer & Executive Chairman

March 27, 2026
Date
    I, Martin Layding, the Chief Operating & Financial Officer of Vera Bradley, Inc., certify that (i) the annual report on Form 10-K for the fiscal year ended January 31, 2026 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and (ii) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Vera Bradley, Inc. as of the dates and for the periods set forth therein.

/s/ Martin Layding
Martin Layding
Chief Operating & Financial Officer

March 27, 2026
Date